Exhibit 10.25

XCYTE THERAPIES, INC.

2003 DIRECTORS’ STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

«Optionee»

You have been granted an option to purchase Common Stock of Xcyte Therapies, Inc. (the “Company”) as follows:

Date of Grant	«GrantDate»

Vesting Commencement Date	«VestingStartDate»

Exercise Price per Share	«ExercisePrice»

Total Number of Shares Granted	«SharesGranted»

Total Exercise Price	«TotalExercisePrice»

Expiration Date	«ExpirDate»

Vesting/Exercise Schedule	This Option shall vest and become exerciseable, according to the following schedule: __________________.

Termination Period	This Option may be exercised for 90 days after termination of Optionee’s Continuous Status as a Director, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Expiration Date as provided above.

By your acceptance of this grant, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2003 Directors’ Stock Option Plan and the Nonstatutory Stock Option Agreement, all of which are provided to you and made a part of this document.

XCYTE THERAPIES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

1. Grant of Option. The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”) attached to this Agreement an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”‘), subject to the terms and conditions of the 2003 Directors’ Stock Option Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Nonstatutory Stock Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement. In the event of Optionee’s death, disability or other termination of Optionee’s service as a Director, the exercisability of the Option is governed by the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d) surrender of other Shares which (i) in the case of Shares acquired directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) in any case which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than (a) by will or by the laws of descent or distribution; (b) pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder); (c) by gift to the Optionee’s Family; or (d) by gift or in exchange for an interest in such entity to (i) a trust in which Optionee and/or Optionee’s Family have more than fifty percent of the beneficial interest, (ii) a foundation in which Optionee and/or Optionee’s Family control the management of assets, or (iii) any other entity in which Optionee and/or Optionee’s Family own more than fifty percent of the voting interests. For purposes of this Section 10, Optionee’s “Family” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law; daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, and any person sharing the employee’s household (other than a tenant or employee). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section 4 and Section 10 of the Plan. The terms of the Plan and this Nonstatutory Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Nonstatutory Stock Option Agreement.

6. Tax Consequences. Set forth below is a brief summary of certain federal and California tax consequences relating to this Option under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option. Since this Option does not qualify as an incentive stock option under Section 422 of the Code, the Optionee may incur regular federal and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.

(b) Disposition of Shares. If the Optionee holds the Option Shares for more than one year, gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California (and other states) income tax purposes. Long-term capital gain will be taxed for federal income tax and alternative minimum tax purposes at a maximum rate of 20% if the Shares are held more than one year after exercise.

By your acceptance of this grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. Optionee has reviewed the Plan and this Nonstatutory Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Nonstatutory Stock Option Agreement and fully understands all provisions of the Plan and Nonstatutory Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Nonstatutory Stock Option Agreement.

EXHIBIT A

NOTICE OF EXERCISE

To:	Xcyte Therapies, Inc.

Attn:	Stock Option Administrator

Subject:	Notice of Intention to Exercise Stock Option

This is official notice that                                          (“Optionee”) intends to exercise Optionee’s option to purchase                      shares of Xcyte Therapies, Inc. Common Stock, under and pursuant to the Company’s 2003 Directors’ Stock Option Plan and the Nonstatutory Stock Option Agreement dated                         , as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment of Purchase Price:

Social Security No.:

The shares should be issued as follows:

Name:

Address: